Exhibit 10.14

EXECUTION VERSION

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”), dated as of December 4, 2015, is made and entered into among SMART Worldwide Holdings, Inc. (as successor in interest to SMART Modular Technologies (Global Holdings), Inc. (f.k.a. SMART Modular Technologies (Global Memory Holdings), Inc.)), a Cayman Islands exempted company (“Holdings’), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”) and the Revolving Lenders party hereto and Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings, the Administrative Agent and the other parties named therein are party to that certain Credit Agreement dated as of August 26, 2011, as amended prior to the date hereof (as so amended, the “Credit Agreement”);

WHEREAS, Section 9.02(b) of the Credit Agreement permits amendments to or waivers of Section 6.12 (or any component definition thereof as it relates to Section 6.12) with the written approval of a Majority in Interest of the outstanding Revolving Commitments and permits amendments and waivers to cure ambiguities or defects with the consent of the Administrative Agent;

WHEREAS, the Administrative Agent, Holdings, the Parent Borrower and a Majority in Interest of the outstanding Revolving Commitments have agreed to amend Section 6.12 of the Credit Agreement (and certain component definitions thereof as they relate to Section 6.12) and the corresponding provisions of Section 4.02(c) of the Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE. Amendments.

I. Section 4.02(c) of the Credit Agreement is hereby, effective as of the Amendment No. 3 Effective Date, amended by deleting the phrase “4.50 to 1.00” therein and replacing “the ratio in effect for the most recently ended Test Period at such time pursuant to Section 6.12.”

II. Section 6.12 of the Credit Agreement is hereby, effective as of the Amendment No. 3 Effective Date, amended by deleting it in its entirety and replacing it with the following:

6.12. Financial Covenant. If on the last day of any Test Period any Revolving Loans or more than $1,000,000 of Letters of Credit are outstanding (but not including any cash collateralized Letter of Credit exposure), the Parent Borrower will not permit the Secured Net Leverage Ratio to exceed 4.50 to 1.00 as of the last day of such Test Period (such ratio, the “Base Ratio”); provided that solely to the extent the Parent Borrower remains compliant with the Restricted Access Condition at all times during the Restricted Access Period, the Secured Net Leverage Ratio for the Test Period ending November 27, 2015 will be 5.50 to 1.00, for the Test Period ending February 26, 2016 will be 6.75 to 1.00 and for the Test Period ending May 27, 2016 will be 5.75 to 1.00 (such ratios, the “Modified Ratios”). For the avoidance of doubt, if the Parent Borrower is compliant with the Restricted Access Condition at all times up to the end of a Test Period ending during the Restricted Access Period and complies with the applicable Modified Ratio, but subsequently during the Restricted Access Period ceases to be compliant with the Restricted Access Condition, then the Base Ratio will be deemed to have been applicable for each Test Period completed during the Restricted Access Period. Accordingly, if the Parent Borrower would not have been compliant with the Base Ratio for such completed Test Period, it will be an immediate Event of Default under Section 7.01(d). Solely for purposes of calculating any Modified Ratio, the amount in the proviso to clause (b) of “Consolidated Total Net Debt” will be $50,000,000.

“Restricted Access Period” means the period from December 4, 2015 to and including August 26, 2016.

“Restricted Access Condition” means that since December 4, 2015, Holdings and the Parent Borrower have not, and have not permitted any Restricted Subsidiary or Intermediate Parent to:

(I)	create, incur, assume or permit to exist any Indebtedness in reliance upon Section 6.01(a)(i) (solely as it relates to Incremental Term Loans pursuant to Section 2.20), Section 6.01(a)(xiv), Section 6.01(a)(xix), Section 6.01(a)(xxiii) or Section 6.01(b) (solely as it relates to any of the foregoing provisions of 6.01(a)) (other than up to $4,000,000 of Indebtedness owing to any Governmental Authority of Brazil);

(II)	create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it in reliance upon Section 6.02(ix) or Section 6.02(xx) (other than Liens granted in the favor of any Person securing up to $4,000,000 of obligations owing to any Governmental Authority of Brazil);

(III)	make or hold any Investment in reliance upon Section 6.04(h), Section 6.04(l) (solely as it relates to Section 6.08(v) or (vii)), Section 6.04(m) or Section 6.04(p);

(IV)	sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it or permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary, in each case in reliance upon Section 6.05(k);

(V)	to pay or make, directly or indirectly, any Restricted Payment in reliance upon Section 6.08(a)(v) or Section 6.08(a)(vii);

(VI)	make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, in each case in reliance upon Section 6.08(b)(iv); or

(VII)	obtain any waiver, amendment or modification to any Loan Document that has the effect of separately permitting an action that is intended to be restricted by the foregoing clauses (I) to (VI).

SECTION TWO. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent, a Majority in Interest of the Revolving Commitments, Holdings and the Parent Borrower (such date, the “Amendment No. 3 Effective Date”).

SECTION THREE. Reference to and Effect on the Loan Documents. On and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Loan Documents are and shall continue to be in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall constitute a Loan Document.

SECTION FOUR. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION FIVE. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York (without regard to the conflict of law principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

EXECUTED AS A DEED BY

SMART WORLDWIDE HOLDINGS, INC.

By:	/s/ Iain MacKenzie
	Name:	Iain MacKenzie
	Title:	Director, President & CEO

By:	/s/ Bruce Goldberg
Witness
	Name:	Bruce Goldberg
	Title:	Vice President

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.

By:	/s/ Iain MacKenzie
	Name:	Iain MacKenzie
	Title:	Director

By:	/s/ Bruce Goldberg
Witness
	Name:	Bruce Goldberg
	Title:	Secretary

[Amendment No. 3 to Credit Agreement]

BARCLAYS BANK PLC,
as Administrative Agent and Revolving Lender

By:	/s/ Robert Chen
	Name:	Robert Chen
	Title:	Managing Director

[Amendment No. 3 to Credit Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Managing Director

By:	/s/ Michael Winters
	Name:	Michael Winters
	Title:	Vice President

[Amendment No. 3 to Credit Agreement]

JEFFERIES FINANCE LLC

By:	/s/ J. Paul McDonnell
	Name:	J. Paul McDonnell
	Title:	Managing Director

[Amendment No. 3 to Credit Agreement]

JFIN REVOLVER CLO 2015 LTD.

By: Jefferies Finance LLC, as Portfolio Manager

By:	/s/ J. Paul McDonnell
	Name:	J. Paul McDonnell
	Title:	Managing Director

[Amendment No. 3 to Credit Agreement]